FRONTIER
MERCHANT CAPITAL GROUP

October 27, 2017

Enertopia Corp.
156 Valleyview Road
Kelowna, BC
Canada V1X 3M4

To: Robert McAllister, President
And: The Board of Directors of Enertopia Corp.

The consulting agreement below outlines the relationship between **FronTier Consulting Ltd.** ("the Consultant") and **Enertopia Corp.** ("the Client") where the Consultant will work as a financial market advisor to the Client. We confirm and acknowledge that this agreement supersedes and replaces any and all previous agreements.

The purpose of the work plan is to raise awareness for Enertopia Corp, stock and private placement opportunity.

Ari Todd
President + CEO
FronTier Merchant Capital Group
1 King Street West, Suite 1411
Toronto, Canada
M5H 1A1

Consulting Agreement

THIS AGREEMENT is made as of October 27, 2017

Enertopia Corp., a corporation having its head office at 156 Valleyview Road Kelowna, BC Canada V1X 3M4 (Hereinafter referred to as the "the Client")

AND

FronTier Consulting Ltd., Part of the **FronTier Merchant Capital Group,** incorporated under the laws of the Province of Ontario and having its head office at 1 King Street West, Suite 1411, Toronto, CANADA M5H 1A1 (Hereinafter referred to as the "Consultant")

This agreement is subject to the following terms and conditions:

1. **Consultant is an Independent Contractor**. Subject to the terms and conditions of this Agreement, the Client hereby engages the Consultant as an independent contractor to perform the services set forth herein, and the Consultant hereby accepts such engagement. Furthermore, this Agreement shall not render the Consultant an employee or partner with the Client for any purpose. The Consultant is and will remain an independent contractor in his relationship to the Client. The Client shall not be responsible for withholding income taxes or other amounts (e.g. employment insurance, Canada Pension Plan) with respect to the Consultant's compensation hereunder. Consultant will indemnify the Client for any costs or expenses to the Client resulting from the Client's failure to withhold any such amounts on behalf of the Consultant.

2. **Duties, Term, Compensation.** The Consultant's duties, term of engagement, compensation, work plan and provisions for payment for services shall be as set forth in Appendix A and Appendix B hereto, which may be amended by the parties in writing from time to time.

3. **Expenses.** During the term of this Agreement, the Client shall pay for any out-of-pocket expenses which are incurred in connection with the performance of its duties hereunder including any charges incurred while carrying out the work plan. These expenses will be subject to written pre-approval by Client and evidenced by bona fide third party expense receipts approved by the Client's finance department. Food and beverage charges at any meetings or events will be paid by the Client.

4. **Confidentiality.** The Consultant agrees that he will not communicate the terms of this Agreement to any person without the prior written consent of the Client and shall at all times preserve the confidential nature of his relationship to the Client and of the services hereunder.

5. Non-disclosure: The Client will not disclose any information to the Consultant which is not already disclosed to the public through a press release or registered filing.

6. **2C1 Form**. Consultant to fill out a 2C1 form as an addendum to its PIF currently on file with the exchange, disclosing consultant's marketing agreement with the issuer /client. Consultant then to send a notarized copy to the client who should file such with the exchange.

7. Merger. This Agreement shall not be terminated by the merger or consolidation of the Client into or with any other entity.

8. Termination.
The Client or the Consultant may terminate this Agreement any time after the expiration of the twelve month agreement by giving 30 days' written notice.

If to the Consultant: 1 King Street West, Suite 1411, Toronto, Ontario M5H 1A1

If to the Client: 156 Valleyview Road Kelowna, BC Canada V1X 3M4
Attention: Robert McAllister, President

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first written above. The parties hereto agree that facsimile signatures shall be as effective as if originals. Please sign below and initial each page.

Consultant: **FronTier Consulting Ltd.**
Per: Ari Toderovitz (Todd)

Ari Todd
____________________ Print name

October 27, 2017
____________________ Date

____________________ Sign name

Client: **Enertopia Corp.**
Per: Robert McAllister, President

Robert McAllister
____________________ Print Name

October 27, 2017
____________________ Date

____________________ Sign name

Appendix A

COMPENSATION and TERM

TERM: This engagement shall commence upon execution of this Agreement and shall continue in full force unless terminated under the termination provisions set out above. COMPENSATION: As full compensation for the services rendered pursuant to this Agreement, the consultant will receive from the client the following payments:

Financial Flex Marketing
TWELVE MONTH AGREEMENT
All-inclusive work fee of $87,000 + HST – for full scope of marketing work for twelve months to start in Nov. 2017
• In Q1 the client shall elect 6 (SIX) Partners Add On Services as listed in Appendix B and shall also have the use of the FronTier IR services as listed in Appendix C
• In Q2, Q3, and Q4 the client shall have use of all Frontier road show services
SCHEDULE OF PAYMENTS
• Q1 $75,000 + GST for 6 (SIX) Partners Add-on Services and all Frontier IR services – Q1 fee includes $75,000 + GST for the 6 (SIX) Partners Add on Services as these services are lined up and paid ahead of time by Frontier. ***Due Upon Signing***
*Client to be charged for a half a meeting for any cancellations within 48 hours of such meeting
Client will grant 300,000 stock options for the FronTier team to be issued at or 1 cent above market when available. **We ask that the client initial here to acknowledge same**
Please make cheques payable to FronTier Consulting Ltd

Appendix "B"

FRONTIER FLEX MARKETING

FrontierMCG introduces FronTier Flex Marketing, an industry leading, cross-media marketing program. Flex Marketing offers comprehensive IR and media marketing solutions to small and midcap companies seeking to create corporate awareness. Currently, our Flex Marketing service allows clients to choose and combine, from a dozen industry leading media add-on partner services, along with FronTier traditional roadshow and IR services, to create a custom IR/marketing campaign suited to your yearlong marketing needs.

The client has elected the 6(SIX) add-on services from our FMCG Partners Services below:

BUSINESS TELEVISION

BNN Business New Network
Business News Network (BNN) is Canada's only all business specialty channel with real time coverage of global market activity from a Canadian perspective. BNN-TV 15 sec Ad spots during prime time.
www.bnn.ca

The Ellis Martin Report.com

5 to 10-minute professional radio interview for public companies - interview played to 500,000 + radio listeners on 50+ business talk radio stations across the United States. The piece will run at least once on each radio station during market hours.
(Also distributed to Frontier email and social media followers)
EllisMartinReport.com

TREK-IT

A redesign of your corporate website OR manage existing website, update content, upload PR and content for 12 months. Trek-It has extensive experience building and managing websites for private and public companies.

Trek-It.com

TK.

***Timea Klemp**

Assisting with your corporate needs - creating fact sheets, corp. presentations, letter-writing, marketing materials etc.; Timea has over 20 years of experience in the financial sector - on the banking/brokerage side as well as the public company side as investor relations/corporate communications, She has built a vast network and has valuable experience and skills in the financial marketplace.

FOX Business News Network

FOX Business News Network – has the second largest net worth audience demographic compared to CNN & MSNBC. FOX BNN is also the second largest choice of Financial professionals, personal investors, and active investors reaching over 60 million households.

www.foxbusiness.com

Please note this is a **PREMIUM PARTNER SERVICE and counts as two (2) add on services

Appendix "C"

WORK PLAN

During the term of this work plan, the FronTier team will act as an external consultant to the Client, to help the Client with many financial market initiatives and programs. This work plan will focus on targeting capital firms and contacts in Toronto and other financial capitals. It is understood and agreed by the Consultant that any financing currently contemplated by the Client will be between the Client and Accredited Investors ONLY. This work plan will commence from the settlement of this agreement.

The Client will receive the following services from the Consultant during the work term the following:

FRONTIER

ROAD SHOW MARKETING

a. **IN PERSON MEETINGS** Road show campaign to be comprised of four (4) days of introductions / road show meetings (some 6 to 10 contacts) per quarter in Toronto Montreal, Calgary and Vancouver and if the client so chooses, the road show cities, may also include such other cities as Ottawa, Victoria, Saskatoon, Winnipeg, Kelowna, Regina, Edmonton, Red Deer in Canada; and New York, Boston, Chicago, Miami, Los Angeles, San Francisco, Santa Barbara, Minneapolis, Stamford, Milwaukee and Denver in the United States and Zurich, Geneva, Monaco, Paris, London in Europe; Hong Kong, mainland China, Singapore, Seoul. In Asia and Sydney, Melbourne in Australia; meetings can be rolled over onto the following month(s), or, conversely, can be used in sooner months instead of later months if strategic. Focus of work plan to also include general marketing and market support.

VIRTUAL MEETINGS 1 to 2 Virtual Group Meeting to be conducted with qualified contacts in North America and Europe following a key milestone for the company. 5-25 people per virtual meeting attend using Zoom technologies.
Additional Info - **http://ari361.wix.com/the-road-show-compan#!/mainPage**

FRONTIER

PRESS RELEASE DISTRIBUTION

b. the Consultant to disseminate one PRESS RELEASE EMAIL DISTRIBUTION per month (it can also be rolled over onto the following month) to 12,000 registered brokers in Canada, 14,000 individual investors, 90,000 registered brokers in United States, 4500 close industry contacts and colleagues through the FontierSmallCaps.com News Room, the Canadian Stock Market News distribution channel and three (3) FronTier office distribution lists.
Additional Info - **http://www.frontiersmallcaps.com/**

FRONTIER

MARKET AWARENESS

c. The Consultant to draft a professional marketing and PROMOTIONAL profile PDF for the client and the consultant will distribute such marketing and promotional email profile to key industry contacts. The consultant will distribute this marketing PDF through the FrontierSmallCaps.com website, Canadian Stock Market News Distribution and to all Frontier social media followers. Frontier's road show leads will market to new contacts and distribute the profile in all road show cities before business meetings.
Additional Info - **http://frontiermcg.com/PUF.pdf** and **https://www.facebook.com/frontiermcg/** and **https://twitter.com/frontiermcg** and **https://www.linkedin.com/in/frontiermcg**

FRONTIER

d. The Consultant to **PROFILE** the client's company on Canadian Stock Market News, Frontier Small Caps and FrontierMCG.com and will run market awareness programs to boost profile of client; in addition, the Client will be featured and marketed through FronTier's social media* outlets (Facebook, Twitter, Linkin, YouTube) * presently some 4,500 followers.
e. In Person, Email, Phone and Webinar communications to be conducted for term of agreement, focused after corporate milestones achieved.
Additional Info - **http://ari361.wix.com/the-road-show-compan#!/c127d** and **http://www.frontiersmallcaps.com/**

FRONTIER

CORPORATE DEVELOPMENT

f. The consultant to assist Client with market and non-market side corporate development and financial market initiatives, i.e. sourcing new project, personnel or alternative funding sources.

FRONTIER

DEDICATED CLIENT LEAD

g. The Client will receive a dedicated senior team member from the Frontier team as their Client Lead and main point of contact during the campaign who will provide the client a quarterly activity report and schedule a weekly or monthly catch up meeting with Client depending on client's desired activity level. The client lead will use his/her personal network and relationships to canvas market and financing support as a compliment to road show and other work plan activities.